Exhibit 99.1

CarGurus Announces Fourth Quarter and Full-Year 2025 Results

Full-year 2025 revenue from continuing operations grew 14% YoY for the second consecutive year

Full-year 2025 GAAP Net Income from continuing operations of $196.7 million, up 53% YoY; Non-GAAP Adjusted EBITDA from continuing operations of $319.0 million, up 25% YoY

Repurchased approximately $350 million worth of shares in 2025, and announces new $250.0 million share repurchase program for 2026

BOSTON, February 19, 2026 - CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited automotive shopping site in the U.S.1, today announced financial results for the fourth quarter and year ended December 31, 2025.

“2025 was a pivotal year for CarGurus as we delivered strong financial performance while expanding our products and use cases across both dealer workflows and the consumer journey,” said Jason Trevisan, Chief Executive Officer at CarGurus. “Full-year revenue grew 14% for the second consecutive year, driven by expanding wallet share with accelerating product adoption, improving retention, and adding new dealers. This performance reflects more prolific innovation, particularly AI-driven products that put data and intelligence directly into the hands of our customers. Entering 2026, our leadership position is even stronger, as we’re more deeply embedded with and have higher engagement among both dealers and consumers, which we believe provides a strong foundation for long-term growth.”

Fourth Quarter and Full-Year Financial Highlights

Below are our financial highlights from continuing operations for the three months and year ended December 31, 2025.

	Three Months Ended		Year Ended
	December 31, 2025		December 31, 2025
	Results (in millions)	Variance from Prior Year	Results (in millions)	Variance from Prior Year
Revenue	$241.1	15%	$907.0	14%

Gross Profit (1)	$222.6	14%	$841.5	16%
% Margin	92%	(94) bps	93%	160 bps

Operating Expenses (2)	$153.5	11%	$597.1	5%

GAAP Net Income from continuing operations (3)	$53.7	12%	$196.7	53%
% Margin	22%	(58) bps	22%	556 bps

Non-GAAP Adjusted EBITDA from continuing operations (4)	$88.5	13%	$319.0	25%
% Margin (4)	37%	(55) bps	35%	314 bps

Cash and Cash Equivalents as of December 31, 2025			$190.5	(37)%
(1)
During the three months ended December 31, 2025 and 2024, and the year ended December 31, 2025, there was no impairment recorded. During the year ended December 31, 2024, we recorded $9.8 million of impairments in cost of revenue.
(2)
During the three months ended December 31, 2025 and 2024, there was no impairment recorded. During the years ended December 31, 2025 and 2024, we recorded $0.5 million and $11.8 million, respectively, of impairments.
(3)
During the three months ended December 31, 2025 and 2024, there was no impairment recorded. During the years ended December 31, 2025 and 2024, we recorded $0.5 million and $21.5 million, respectively, of impairments.
(4)
For more information regarding our use of non-GAAP Adjusted EBITDA from continuing operations and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

	As of
	December 31, 2025
	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers	26,049	5%
International Paying Dealers	8,360	14%
Total Paying Dealers	34,409	7%

U.S. QARSD	$7,938	8%
International QARSD	$2,413	16%
Consolidated QARSD	$6,616	8%
(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

First Quarter and Full-Year 2026 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

First Quarter 2026 Guidance Metrics	Range
Total revenue	$240.5 million to $245.5 million
Non-GAAP Adjusted EBITDA from continuing operations	$72.0 million to $80.0 million
Non-GAAP Earnings per Share from continuing operations	$0.52 to $0.58

Full Year 2026 Guidance Metrics	Range
Revenue change YoY	10% to 13%
Non-GAAP Adjusted EBITDA from continuing operations margin change YoY	(1.5)% to (2.5)%

The first quarter 2026 non-GAAP earnings per share calculations assumes 94.0 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the first quarter and full-year 2026 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the first quarter and full-year 2026 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of future foreign currency exchange gains or losses. CarGurus may incur charges, realize gains or losses, or experience other events or circumstances in 2026 that could cause any of these assumptions to change and/or actual results to vary from this guidance.

CarGurus has not reconciled its guidance of non-GAAP Adjusted EBITDA from continuing operations to GAAP net income from continuing operations or non-GAAP earnings per share from continuing operations to GAAP earnings per share because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, transaction-related expenses, impairments, and income tax effects. The variability of these reconciling items could have a significant impact on our future GAAP reported results.

Discontinued Operations and Reportable Segments

On August 6, 2025, the Board of Directors of CarGurus determined, after considering all reasonably available options and a broader strategic reassessment, that it is in the best interests of its stockholders to wind down CarOffer, LLC (“CarOffer”), including the CarOffer Dealer-to-Dealer and Instant Max Cash Offer products (the “CarOffer Transactions Business”). Following the broader strategic reassessment, we concluded that the CarOffer Transactions Business has proven less effective in today’s more volatile and unpredictable pricing environment, where dealers require more flexibility and automation to streamline fulfillment than the model could provide.

The wind-down of CarOffer was completed and the business was considered abandoned for accounting purposes as of December 31, 2025. We have presented the financial results of CarOffer as discontinued operations in our unaudited condensed consolidated financial statements for all periods presented, except for the unaudited condensed consolidated statements of cash flows. This statement has not been separately reclassified and discontinued operations are included within for all periods presented.

Beginning in the fourth quarter of 2025, in connection with the wind-down of CarOffer, our chief executive officer, who acts as the chief operating decision maker (“CODM”), began to manage our business, make operating decisions, and evaluate operating performance based on consolidated results. Accordingly, the change led to revisions to the nature and substance of information regularly provided to and used by the CODM, and served to align our reported results with our ongoing growth strategy. As a result, beginning in the fourth quarter of 2025, we report our financial results as a single reportable segment.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full-year 2025 financial results and business outlook at 5:00 p.m. Eastern Time today, February 19, 2026. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, February 19, 2026, until 11:59 p.m. Eastern Time on March 5, 2026, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13757487. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is the leading multinational automotive platform helping consumers and dealers confidently buy and sell vehicles. Founded in 2006 with a mission to bring more trust and transparency to car shopping, CarGurus is the No. 1 visited automotive shopping site in the U.S.1 with the largest selection of inventory and network of dealers.2 CarGurus’ unmatched selection, trusted automotive insights, and data-driven products and solutions support each shopper’s journey — from online research and shopping to in-dealership decisions — to empower them at every step. And, by translating data from billions of monthly site interactions, CarGurus provides dealers a personalized, predictive intelligence platform with software solutions that helps them run their businesses more efficiently and profitably at all stages of inventory acquisition and pricing, marketing, and conversion to sale.

CarGurus operates online marketplaces in the U.S., U.K., and Canada. The company’s network of brands includes PistonHeads, the largest online motoring community in the U.K.3, and Autolist, a U.S.- based online marketplace.

To learn more about CarGurus, visit www.cargurus.com.

1 Similarweb: Traffic and Engagement Report (Cars.com, Autotrader.com, TrueCar.com, CARFAX.com Listings
(defined as CARFAX.com Total Visits minus Vehicle History Reports)), Q4 2025, U.S.

2Compared to Autotrader.com, Cars.com, TrueCar.com, and CARFAX (YipitData as of December 31, 2025)

3 Similarweb: Traffic Insights, Q4 2025, U.K.

CarGurus® and Autolist® are each a registered trademark of CarGurus, Inc., and PistonHeads® is a registered trademark of CarGurus Ireland Limited in the U.K. and the European Union. All other product names, trademarks, and registered trademarks are property of their respective owners.

© 2026 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and operating results; our first quarter and full-year 2026 financial and business performance, including guidance; our plans to focus on technology and analytics that will enable smarter sourcing and pricing decisions; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our capital allocation and investment strategy; our plans relating to share repurchases; the attractiveness and value proposition of our current offerings and other product opportunities; the potential of, and expectations for, our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and our ability to overcome challenges facing the automotive industry ecosystem, including inventory supply problems, global supply chain challenges, including disruptions to pre-existing supply chains and vendor relations, changes to trade policies or tariff regulations, financial market volatility and disruption, increased interest rates, inflationary concerns, and other macroeconomic issues, including uncertain or volatile economic conditions in the U.S. and abroad, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,”

“may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, financial needs, and growth prospects. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; increased inflation and interest rates, global supply chain challenges, changes in international trade policies, including tariffs, volatile economic conditions, and other macroeconomic issues; the impact of changes in tax law and related guidance and regulations that may be implemented, including on tax rates, our business, and our financial results; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. We operate in a very competitive and rapidly changing environments. New risks and uncertainties emerge from time to time. It is not possible for us to predict all risks and uncertainties that could have an impact on any forward-looking statements we may make. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$190,518	$304,193
Accounts receivable, net of allowance for doubtful accounts of $600 and $696, respectively	41,936	38,284
Prepaid expenses, prepaid income taxes and other current assets	35,259	26,247
Deferred contract costs	15,235	12,523
Restricted cash	—	2,036
Current assets of discontinued operations	—	7,923
Total current assets	282,948	391,206
Property and equipment, net	132,952	124,393
Intangible assets, net	3,253	4,017
Goodwill	28,397	26,599
Operating lease right-of-use assets	115,481	121,484
Deferred tax assets	81,201	106,672
Deferred contract costs, net of current portion	13,563	13,196
Other non-current assets	4,102	3,758
Non-current assets of discontinued operations	—	33,211
Total assets	$661,897	$824,536
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$29,115	$21,821
Accrued expenses, accrued income taxes and other current liabilities	38,393	32,224
Deferred revenue	23,562	21,516
Operating lease liabilities	9,469	9,005
Current liabilities of discontinued operations	—	8,485
Total current liabilities	100,539	93,051
Operating lease liabilities	181,364	183,739
Deferred tax liabilities	442	26
Other non–current liabilities	5,354	5,995
Non-current liabilities of discontinued operations	—	36
Total liabilities	287,699	282,847
Stockholders’ equity
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 80,667,475 and 89,002,571 shares issued and outstanding at December 31, 2025 and 2024, respectively	81	89
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 14,216,250 and 14,986,745 shares issued and outstanding at December 31, 2025 and 2024, respectively	14	15
Additional paid–in capital	10,297	169,013
Retained earnings	362,380	375,119
Accumulated other comprehensive income (loss)	1,426	(2,547)
Total stockholders’ equity	374,198	541,689
Total liabilities and stockholders’ equity	$661,897	$824,536

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$241,094	$210,244	$906,980	$798,044
Cost of revenue(1)(2)	18,501	14,157	65,467	70,347
Gross profit	222,593	196,087	841,513	727,697
Operating expenses
Sales and marketing	87,578	73,437	340,873	307,439
Product, technology, and development	35,391	34,482	138,283	139,014
General and administrative	25,822	26,378	101,419	103,222
Impairment	—	—	499	11,757
Depreciation and amortization	4,675	4,028	15,994	9,118
Total operating expenses	153,466	138,325	597,068	570,550
Income from continuing operations	69,127	57,762	244,445	157,147
Other income, net
Interest income	1,627	3,126	9,151	12,196
Other expense, net	(481)	(1,071)	(762)	(957)
Total other income, net	1,146	2,055	8,389	11,239
Income from continuing operations before income taxes	70,273	59,817	252,834	168,386
Provision for income taxes	16,535	11,742	56,092	39,649
Net income from continuing operations	53,738	48,075	196,742	128,737
Net loss from discontinued operations, net of tax benefits	(3,940)	(2,194)	(40,839)	(107,765)
Consolidated net income	$49,798	$45,881	$155,903	$20,972
Net income per share attributable to common stockholders
Basic
Continuing operations	$0.56	$0.46	$1.99	$1.23
Consolidated	$0.52	$0.44	$1.58	$0.20
Diluted
Continuing operations	$0.56	$0.45	$1.96	$1.21
Consolidated	$0.51	$0.43	$1.55	$0.20
Weighted–average number of shares of common stock used in computing net income per share attributable to common stockholders
Basic	95,290,424	103,838,821	98,837,997	104,535,572
Diluted	96,759,601	106,116,888	100,410,297	106,263,886
(1)
For the three months ended December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024, cost of revenue includes $2.8 million, $1.7 million, $9.3 million, and $8.5 million, respectively, of depreciation and amortization expense.
(2)
For the three months ended December 31, 2025 and 2024, and for the year ended December 31, 2025, there was no impairment recorded in cost of revenue. For the year ended December 31, 2024, we recorded $9.8 million in impairments.

Unaudited Geographical Revenue

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue by Geographic Region
U.S.	$218,983	$193,445	$827,304	$735,133
International	22,111	16,799	79,676	62,911
Total	$241,094	$210,244	$906,980	$798,044

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating Activities
Consolidated net income	$49,798	$45,881	$155,903	$20,972
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	7,754	7,038	28,346	25,360
Currency loss (gain) on foreign denominated transactions	42	1,205	(404)	971
Other non-cash income, net	—	—	(101)	(816)
Deferred taxes	11,921	13,996	25,887	(33,348)
Provision for doubtful accounts	368	517	2,415	2,051
Stock-based compensation expense	11,887	15,658	50,439	62,272
Amortization of deferred financing costs	128	128	515	515
Amortization of deferred contract costs	4,420	3,734	16,406	13,975
Impairment	—	—	32,552	144,431
Changes in operating assets and liabilities
Accounts receivable	(2,729)	527	675	(4,866)
Inventory	—	(261)	338	(112)
Prepaid expenses, prepaid income taxes, and other assets	662	(8,720)	(7,790)	(1,627)
Deferred contract costs	(5,533)	(4,394)	(19,240)	(15,701)
Accounts payable	(670)	(15,433)	3,557	(4,663)
Accrued expenses, accrued income taxes, and other liabilities	6,394	6,465	336	3,897
Deferred revenue	(80)	(193)	1,853	362
Lease obligations	(1,245)	9,589	3,593	41,821
Net cash provided by operating activities	83,117	75,737	295,280	255,494
Investing Activities
Purchases of property and equipment	(1,198)	(10,236)	(6,383)	(75,173)
Capitalization of website development costs	(5,486)	(3,462)	(22,933)	(18,776)
Purchases of short-term investments	—	—	—	(494)
Sale of short-term investments	—	—	—	21,218
Advance payments to customers, net of collections	—	—	—	259
Net cash used in investing activities	(6,684)	(13,698)	(29,316)	(72,966)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	45	4,848	474	4,923
Payment of withholding taxes on net share settlements of restricted stock units	(7,649)	(7,500)	(30,353)	(24,891)
Repurchases of common stock	(57,043)	—	(351,930)	(146,180)
Payment of excise taxes on repurchases of common stock	—	(1,584)	(680)	(1,584)
Payment of finance lease obligations	(21)	(19)	(81)	(75)
Change in gross advance payments received from third-party transaction processor	(110)	(118)	(1,194)	(822)
Net cash used in financing activities	(64,778)	(4,373)	(383,764)	(168,629)
Impact of foreign currency on cash, cash equivalents, and restricted cash	8	(2,178)	2,089	(1,596)
Net increase (decrease) in cash, cash equivalents, and restricted cash	11,663	55,488	(115,711)	12,303
Cash, cash equivalents, and restricted cash at beginning of period	178,855	250,741	306,229	293,926
Cash, cash equivalents, and restricted cash at end of period	$190,518	$306,229	$190,518	$306,229

Unaudited Reconciliation of GAAP Gross Profit from Continuing Operations to Non-GAAP Gross Profit from Continuing Operations and GAAP Gross Profit from Continuing Operations Margin to Non-GAAP Gross Profit from Continuing Operations Margin

(in thousands, except percentages)

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2025	2025	2025	2025	2025
Revenue	$212,235	$221,998	$231,653	$241,094	$906,980
Cost of revenue	14,343	15,677	16,946	18,501	65,467
GAAP gross profit from continuing operations	197,892	206,321	214,707	222,593	841,513
Stock-based compensation expense included in cost of revenue	67	72	70	68	277
Non-GAAP gross profit from continuing operations	$197,959	$206,393	$214,777	$222,661	$841,790

GAAP gross profit from continuing operations margin	93%	93%	93%	92%	93%
Non-GAAP gross profit from continuing operations margin	93%	93%	93%	92%	93%

	Three Months Ended December 31,	Year Ended December 31,
	2024	2024
Revenue	$210,244	$798,044
Cost of revenue	14,157	70,347
GAAP gross profit from continuing operations	196,087	727,697
Stock-based compensation expense included in cost of revenue	72	255
Impairment included in cost of revenue	—	9,750
Non-GAAP gross profit from continuing operations	$196,159	$737,702

GAAP gross profit from continuing operations margin	93%	91%
Non-GAAP gross profit from continuing operations margin	93%	92%

Unaudited Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Net Income from Continuing Operations and GAAP Net Income from Continuing Operations Per Share Attributable to Common Stockholders to Non-GAAP Net Income from Continuing Operations Per Share Attributable to Common Stockholders

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net income from continuing operations	$53,738	$48,075	$196,742	$128,737
Amortization of intangible assets	238	231	943	929
Stock-based compensation expense	11,827	14,865	48,753	59,250
Transaction-related expenses	—	—	5	79
Impairment	—	—	499	21,507
Income tax effects and adjustments	(4,779)	(5,727)	(18,035)	(25,471)
Non-GAAP net income from continuing operations	$61,024	$57,444	$228,907	$185,031
GAAP net income from continuing operations per share attributable to common stockholders
Basic	$0.56	$0.46	$1.99	$1.23
Diluted	$0.56	$0.45	$1.96	$1.21
Non-GAAP net income from continuing operations per share attributable to common stockholders
Basic	$0.64	$0.55	$2.32	$1.77
Diluted	$0.63	$0.54	$2.28	$1.74
Shares used in GAAP and Non-GAAP per share calculations
Basic	95,290,424	103,838,821	98,837,997	104,535,572
Diluted	96,759,601	106,116,888	100,410,297	106,263,886

Unaudited Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Adjusted EBITDA from Continuing Operations and GAAP Net Income from Continuing Operations Margin to Non-GAAP Adjusted EBITDA from Continuing Operations Margin

(in thousands)

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2025	2025	2025	2025	2025
Net income from continuing operations	$42,074	$48,989	$51,941	$53,738	$196,742
Depreciation and amortization	5,679	5,786	6,308	7,514	25,287
Stock-based compensation expense	12,383	12,517	12,026	11,827	48,753
Transaction-related expenses	2	5	(2)	—	5
Impairment	—	499	—	—	499
Other income, net	(2,796)	(2,564)	(1,883)	(1,146)	(8,389)
Provision for income taxes	11,376	14,124	14,057	16,535	56,092
Non-GAAP adjusted EBITDA from continuing operations	$68,718	$79,356	$82,447	$88,468	$318,989

GAAP net income from continuing operations margin	20%	22%	22%	22%	22%
Non-GAAP adjusted EBITDA from continuing operations margin	32%	36%	36%	37%	35%

	Three Months Ended December 31,	Year Ended December 31,
	2024	2024
Net income from continuing operations	$48,075	$128,737
Depreciation and amortization	5,685	17,599
Stock-based compensation expense	14,865	59,250
Transaction-related expenses	—	79
Impairment	—	21,507
Other income, net	(2,055)	(11,239)
Provision for income taxes	11,742	39,649
Non-GAAP adjusted EBITDA from continuing operations	$78,312	$255,582

GAAP net income from continuing operations margin	23%	16%
Non-GAAP adjusted EBITDA from continuing operations margin	37%	32%

Unaudited Reconciliation of GAAP Expense from Continuing Operations to Non-GAAP Expense from Continuing Operations

(in thousands)

	Three Months Ended December 31, 2025
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairment	Non-GAAP expense
Cost of revenue	$18,501	$—	$(68)	$—	$—	$18,433
Sales and marketing	87,578	—	(2,623)	—	—	84,955
Product, technology, and development	35,391	—	(5,254)	—	—	30,137
General and administrative	25,822	—	(3,882)	—	—	21,940
Impairment	—	—	—	—	—	—
Depreciation & amortization	4,675	(238)	—	—	—	4,437
Operating expenses from continuing operations(1)	$153,466	$(238)	$(11,759)	$—	$—	$141,469
Total cost of revenue and operating expenses from continuing operations	$171,967	$(238)	$(11,827)	$—	$—	$159,902

	Three Months Ended December 31, 2024
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairment	Non-GAAP expense
Cost of revenue	$14,157	$—	$(72)	$—	$—	$14,085
Sales and marketing	73,437	—	(2,852)	—	—	70,585
Product, technology, and development	34,482	—	(6,070)	—	—	28,412
General and administrative	26,378	—	(5,871)	—	—	20,507
Impairment	—	—	—	—	—	—
Depreciation & amortization	4,028	(231)	—	—	—	3,797
Operating expenses from continuing operations(1)	$138,325	$(231)	$(14,793)	$—	$—	$123,301
Total cost of revenue and operating expenses from continuing operations	$152,482	$(231)	$(14,865)	$—	$—	$137,386

	Year Ended December 31, 2025
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairment	Non-GAAP expense
Cost of revenue	$65,467	$—	$(277)	$—	$—	$65,190
Sales and marketing	340,873	—	(10,863)	—	—	330,010
Product, technology, and development	138,283	—	(21,463)	—	—	116,820
General and administrative	101,419	—	(16,150)	(5)	—	85,264
Impairment	499	—	—	—	(499)	—
Depreciation & amortization	15,994	(943)	—	—	—	15,051
Operating expenses from continuing operations(1)	$597,068	$(943)	$(48,476)	$(5)	$(499)	$547,145
Total cost of revenue and operating expenses from continuing operations	$662,535	$(943)	$(48,753)	$(5)	$(499)	$612,335

	Year Ended December 31, 2024
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairment	Non-GAAP expense
Cost of revenue	$70,347	$—	$(255)	$—	$(9,750)	$60,342
Sales and marketing	307,439	—	(11,371)	(3)	—	296,065
Product, technology, and development	139,014	—	(23,599)	—	—	115,415
General and administrative	103,222	—	(24,025)	(76)	—	79,121
Impairment	11,757	—	—	—	(11,757)	—
Depreciation & amortization	9,118	(929)	—	—	—	8,189
Operating expenses from continuing operations(1)	$570,550	$(929)	$(58,995)	$(79)	$(11,757)	$498,790
Total cost of revenue and operating expenses from continuing operations	$640,897	$(929)	$(59,250)	$(79)	$(21,507)	$559,132
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, impairments, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$83,117	$75,737	$295,280	$255,494
Purchases of property and equipment	(1,198)	(10,236)	(6,383)	(75,173)
Capitalization of website development costs	(5,486)	(3,462)	(22,933)	(18,776)
Non-GAAP free cash flow	$76,433	$62,039	$265,964	$161,545

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, transaction-related expenses, impairments, and income tax effects, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit from continuing operations, non-GAAP gross margin from continuing operations, non-GAAP expense from continuing operations, non-GAAP net income from continuing operations, and non-GAAP net income from continuing operations per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of amortization of intangible assets, stock-based compensation expense, transaction related-expenses, and impairments. Non-GAAP net income from continuing operations and non-GAAP net income from continuing operations per share attributable to common stockholders also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income from continuing operations per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit from continuing operations in relation to our revenue. We refer to this as non-GAAP gross profit from continuing operations margin and define it as non-GAAP gross profit from continuing operations divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define non-GAAP Adjusted EBITDA from continuing operations as net income from continuing operations adjusted to exclude: depreciation and amortization, stock‑based compensation expense, transaction-related expenses, impairments, other income, net, and provision for income taxes. In addition, we evaluate our non-GAAP Adjusted EBITDA from continuing operations in relation to our revenue. We refer to this as non-GAAP Adjusted EBITDA from continuing operations margin and define it as non-GAAP Adjusted EBITDA from continuing operations divided by total revenue.

We have presented non-GAAP Adjusted EBITDA from continuing operations and non-GAAP Adjusted EBITDA from continuing operations margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. We believe non-GAAP Adjusted EBITDA from continuing operations helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude. Accordingly, we believe that non-GAAP Adjusted EBITDA from continuing operations provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision making.

We define non-GAAP Free Cash Flow as cash flow from operations adjusted to include: purchases of property and equipment and capitalization of website development costs. We have presented non-GAAP Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define Quarterly Average Revenue per Subscribing Dealer (“QARSD”), which is measured at the end of a fiscal quarter, as the revenue primarily from subscription products during that trailing quarter divided by the average number of paying dealers during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.